BALD EAGLE ENERGY

AMENDMENT TO INDEPENDENT CONTRACTOR AGREEMENT

THIS AMENDMENT (herein so called) is made and entered into as of December 29th, 2008, between Bald Eagle Energy Inc., a Nevada corporation (the "Company"), and Alvaro Vollmers, an individual residing at the address set forth on the signature page to this Agreement ("Contractor")

WHEREAS:

A The Company and the Contractor have entered into an agreement titled "Independent Contractor Agreement".

B The Company and the Contractor wish to amend the Independent Contractor Agreement by changing and modifying the amount of fees charged for services described in Paragraph 1 of the Independent Contractor Agreement.

NOW THEREFORE, in consideration of the mutual covenants herein contained, and for other good and valuable consideration (the receipt and sufficiency of which is hereby acknowledged), the parties hereto agree as follows:

1. AMENDMENT TO EXHIBIT A

Exhibit A of the Independent Contractor Agreement is hereby amended and modified in its entirety as follows effective as of January 1st, 2009:

- Fees: $5,000 per month

2. BALANCE OF TERMS

2.1 All other terms of the Independent Contractor Agreement shall remain in full force and effect.

2.2 In the event of any conflict in the terms of this Amendment with the terms of the Purchase Agreement, the terms of this Amendment shall govern and control.

3. COUNTERPART EXECUTION

For the sake of simplicity in execution, this Amendment to the Independent Contractor Agreement may be executed by original or telefax signature in any number of counterparts, each of which shall be deemed an original hereof. All counterparts of this Amendment to the Independent Contractor Agreement which are executed by telefax signature shall be valid and binding as original signatures for all purposes (evidentiary or otherwise).

[Signatures on following page]

BALD EAGLE ENERGY

IN WITNESS WHEREOF, the parties hereto have executed this Amendment to the Independent Contractor Agreement as of the date first written above.

COMPANY:

BALD EAGLE ENERGY INC.

By: ______________________
Andrew Harper

Its: ______________________

Address: 21 Waterway Ave
Suite 300
The Woodlands, Texas 77380

INDEPENDENT CONTRACTOR:

____
Alvaro Vollmers

Address: [illegible]